Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

In connection with the Quarterly Report of Comstock Mining Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Corrado De Gasperis, Executive Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 1, 2022

/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)